Exhibit 99.1

NEWS RELEASE
For Immediate Release:
August 7, 2023
Sterling Reports Second Quarter 2023 Record Results
Increases 2023 Full Year Guidance
THE WOODLANDS, TX – August 7, 2023 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the second quarter 2023.
The financial information herein is from continuing operations and comparisons are to the prior year quarter, unless otherwise noted.
Second Quarter 2023 Results
•Revenues of $522.3 million, an increase of 13.1%
•Gross margin of 17.7%, an increase from 15.4%
•Net Income of $39.5 million, or $1.27 per diluted share, an increase of 40% and 37%, respectively
•EBITDA(1) of $73.5 million, an increase of 29%
•Cash flows from operations totaled $181.1 million for the six months ended June 30, 2023
•Cash and Cash Equivalents totaled $278.1 million at June 30, 2023
•Backlog at June 30, 2023 was $1.74 billion, an increase of 23% over December 31, 2022
•Combined backlog(2) at June 30, 2023 was $2.39 billion, an increase of 42% over December 31, 2022
CEO Remarks and Outlook
“Our outstanding results in the second quarter reflect a combination of strong customer demand and excellent execution by our teams. While we are very pleased with our 13% revenue growth in the quarter, it is the 230 basis points of gross margin expansion and nearly 30% growth in EBITDA that reflect our successful strategic shift toward higher-margin, lower-risk opportunities. In addition to our record earnings, our generation of cash flow from operations of $181 million year to date is fantastic,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“Each of our segments saw revenue growth and operating margin expansion in the second quarter. E-Infrastructure Solutions grew revenue by 11% and operating margins increased 250 basis points as we executed on large, multi-phase next-generation manufacturing and data center projects. Demand for E-Infrastructure Solutions remains strong, reflected in record bookings of $424 million in the quarter. Our Transportation Solutions segment grew revenue by 6% and increased operating margin by 130 basis points, reflecting solid demand trends across our key geographies and a continued mix shift toward higher margin work. Building Solutions revenue increased nearly 30%, driven by a record number of residential slabs poured in the quarter and higher levels of commercial work. Operating income for the segment increased 38%, driven by margin expansion across both residential and commercial,” continued Mr. Cutillo.
“Our relentless focus on strategic execution is driving earnings growth and cash generation, which in turn strengthens our ability to pursue new opportunities for profitable, long-term growth. Our strong second quarter results, record backlog and favorable opportunities across our markets give us confidence in our ability to deliver revenue and profitability growth for the year. In light of our results to date, we are increasing our full year guidance. The mid-point of our guidance ranges would offer an improvement in revenue by 13% and net income by 32% over 2022,” Mr. Cutillo concluded.
(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes. The Company defines Adjusted EBITDA as EBITDA excluding acquisition related costs. See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $657.2 million and $275.0 million at June 30, 2023 and December 31, 2022, respectively.

Full Year 2023 Guidance
•Revenue of $1.95 billion to $2.05 billion
•Net Income of $125 million to $131 million
•EPS of $4.00 to $4.20
•EBITDA(1) of $250 million to $260 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, August 8, 2023 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and Hawaii. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense and taxes. See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP IR and Corporate Strategy 281-214-0795	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Continuing Operations:
Revenues	$522,325	$461,827	$925,904	$827,789
Cost of revenues	(430,051)	(390,819)	(771,888)	(701,632)
Gross profit	92,274	71,008	154,016	126,157
General and administrative expense	(24,034)	(20,844)	(47,355)	(41,141)
Intangible asset amortization	(3,737)	(3,514)	(7,473)	(7,082)
Acquisition related costs	(59)	(230)	(249)	(485)
Other operating expense, net	(4,181)	(2,431)	(6,049)	(4,097)
Operating income	60,263	43,989	92,890	73,352
Interest income	2,203	28	4,177	36
Interest expense	(7,731)	(4,477)	(15,259)	(9,127)
Income before income taxes	54,735	39,540	81,808	64,261
Income tax expense	(14,505)	(11,015)	(21,538)	(17,793)
Net income, including noncontrolling interests	40,230	28,525	60,270	46,468
Less: Net income attributable to noncontrolling interests	(750)	(411)	(1,141)	(682)
Net income from Continuing Operations	$39,480	$28,114	$59,129	$45,786

Discontinued Operations:
Pretax loss	—	(2,900)	$—	$(1,501)
Income tax benefit	—	747	—	928
Net loss from Discontinued Operations	$—	$(2,153)	$—	$(573)

Net income attributable to Sterling common stockholders	$39,480	$25,961	$59,129	$45,213

Net income per share from Continuing Operations:
Basic	$1.28	$0.93	$1.93	$1.52
Diluted	$1.27	$0.93	$1.91	$1.52

Net loss per share from Discontinued Operations:
Basic	$—	$(0.07)	$—	$(0.02)
Diluted	$—	$(0.07)	$—	$(0.02)

Net income per share attributable to Sterling common stockholders:
Basic	$1.28	$0.86	$1.93	$1.50
Diluted	$1.27	$0.86	$1.91	$1.50

Weighted average common shares outstanding:
Basic	30,780	30,225	30,699	30,094
Diluted	31,000	30,362	30,886	30,229

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
Revenues	2023	% of Revenue	2022	% of Revenue	2023	% of Revenue	2022	% of Revenue
E-Infrastructure Solutions	$260,148	50%	$233,548	51%	$465,988	50%	$402,475	49%
Transportation Solutions	151,088	29%	142,640	30%	262,227	29%	258,781	31%
Building Solutions	111,089	21%	85,639	19%	197,689	21%	166,533	20%
Total Revenues	$522,325		$461,827		$925,904		$827,789

Operating Income
E-Infrastructure Solutions	$43,167	16.6%	$32,824	14.1%	$67,436	14.5%	$54,109	13.4%
Transportation Solutions	9,856	6.5%	7,410	5.2%	15,162	5.8%	11,853	4.6%
Building Solutions	13,480	12.1%	9,751	11.4%	22,181	11.2%	19,109	11.5%
Segment Operating Income	66,503	12.7%	49,985	10.8%	104,779	11.3%	85,071	10.3%
Corporate General and Administrative Expense	(6,181)		(5,766)		(11,640)		(11,234)
Acquisition Related Costs	(59)		(230)		(249)		(485)
Total Operating Income	$60,263	11.5%	$43,989	9.5%	$92,890	10.0%	$73,352	8.9%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$278,121	$181,544
Accounts receivable	296,496	262,646
Contract assets	115,011	109,803
Receivables from and equity in construction joint ventures	11,407	14,122
Other current assets	14,765	29,139
Total current assets	715,800	597,254
Property and equipment, net	228,461	215,482
Operating lease right-of-use assets, net	61,106	59,415
Goodwill	262,692	262,692
Other intangibles, net	291,650	299,123
Other non-current assets, net	7,649	7,654
Total assets	$1,567,358	$1,441,620
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$140,620	$121,887
Contract liabilities	335,877	239,297
Current maturities of long-term debt	35,062	32,610
Current portion of long-term lease obligations	18,129	19,715
Accrued compensation	25,335	24,136
Other current liabilities	12,742	8,966
Total current liabilities	567,765	446,611
Long-term debt	329,284	398,735
Long-term lease obligations	43,087	40,103
Members’ interest subject to mandatory redemption and undistributed earnings	21,296	21,597
Deferred tax liability, net	58,449	51,659
Other long-term liabilities	5,563	5,116
Total liabilities	1,025,444	963,821
Stockholders’ equity:
Common stock	308	306
Additional paid in capital	291,757	287,914
Retained earnings	245,508	186,379
Total Sterling stockholders’ equity	537,573	474,599
Noncontrolling interests	4,341	3,200
Total stockholders’ equity	541,914	477,799
Total liabilities and stockholders’ equity	$1,567,358	$1,441,620

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$60,270	$45,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,672	25,412
Amortization of debt issuance costs and non-cash interest	877	1,102
Gain on disposal of property and equipment	(2,631)	(716)
Gain on debt extinguishment, net	—	(2,428)
Deferred taxes	6,790	14,505
Stock-based compensation	7,003	5,238
Change in fair value of interest rate swap	—	(173)
Changes in operating assets and liabilities	81,126	(46,861)
Net cash provided by operating activities	181,107	41,974
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(3,033)
Disposition proceeds	14,000	—
Capital expenditures	(38,859)	(28,945)
Proceeds from sale of property and equipment	8,525	951
Net cash used in investing activities	(16,334)	(31,027)
Cash flows from financing activities:
Repayments of debt	(67,589)	(11,770)
Withholding taxes paid on net share settlement of equity awards	(4,328)	(7,385)
Net cash used in financing activities	(71,917)	(19,155)
Net change in cash, cash equivalents, and restricted cash	92,856	(8,208)
Cash, cash equivalents and restricted cash at beginning of period	185,265	88,693
Cash, cash equivalents and restricted cash at end of period	278,121	80,485
Less: restricted cash - Continuing Operations	—	(3,721)
Less: cash, cash equivalents and restricted cash - Discontinued Operations	—	(14,687)
Cash and cash equivalents at end of period - Continuing Operations	$278,121	$62,077

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income from Continuing Operations	$39,480	$28,114	$59,129	$45,786
Depreciation and amortization	13,980	13,231	27,672	24,594
Interest expense, net of interest income	5,528	4,449	11,082	9,091
Income tax expense	14,505	11,015	21,538	17,793
EBITDA from Continuing Operations (1)	73,493	56,809	119,421	97,264
Acquisition related costs	59	230	249	485
Adjusted EBITDA from Continuing Operations (2)	$73,552	$57,039	$119,670	$97,749

(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes.

(2) The Company defines Adjusted EBITDA as EBITDA excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2023 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$125	$131
Depreciation and amortization	56	57
Interest expense, net of interest income	22	23
Income tax expense	47	49
EBITDA (1)	$250	$260

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.